UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2016

iGambit Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 W. Jericho Turnpike, Suite A Smithtown, New York	11787
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 670-6777

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Member of the Board of Directors

On September 14, 2016, the Board of Directors (the “Board”) of iGambit Inc. (the “Company”) accepted the resignation of Mr. John Keefe and Mr. James Charles from the Board and related responsibilities on the Audit and Compensation Committees.  Mr. Keefe and Mr. Charles’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Board will reduce the size of the Board to three members effective immediately until replacements for Mr. Keefer and Mr. Charles are found. Mr. Charles will be an advisor to the Board.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from John Keefe, dated September 14, 2016.
99.2	Letter of Resignation from James Charles, dated September 14, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 19, 2016

iGambit Inc.

By:

  /s/  Elisa Luqman

Elisa Luqman

Chief Financial Officer

Exhibit Index

Exhibit No.

Description

99.1

Letter of Resignation from John Keefer, dated September 14, 2016.

99.2

Letter of Resignation from James Charles, dated September 14, 2016